UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 22, 2011

IPC THE HOSPITALIST COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33930	No. 95-4562058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4605 Lankershim Boulevard, Suite 617

North Hollywood, California

(Address of principal executive offices including Zip Code)

(888) 447-2362

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

As previously reported in the Current Report on Form 8-K filed by IPC The Hospitalist Company, Inc. (the “Company”) with the Securities and Exchange Commission on June 17, 2011, Patrick G. Hays resigned as a Class III Director of the Company’s Board of Directors (the “Board”) on June 15, 2011.

On July 22, 2011, the Board appointed Mr. Mark J. Brooks, who is currently a director, as a member of the audit committee to fill the vacancy resulting from the resignation of Mr. Hays. On July 25, 2011, The Nasdaq Stock Market, Inc. (“Nasdaq”) notified the Company that, as a result of the appointment of Mr. Brooks to the audit committee, the Company is now in compliance with Nasdaq Listing Rule 5605(c)(2), which requires the Company’s audit committee to consist of three directors meeting the independence criteria and having the qualifications set forth in the Nasdaq Listing Rules.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IPC THE HOSPITALIST COMPANY, INC.

Date: July 27, 2011	By:	/s/ Adam D. Singer, M.D.
Adam D. Singer, M.D.
Chief Executive Officer

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